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                                                                  EXHIBIT 10 (t)

       AMENDMENT NO. THREE TO SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

THIS AMENDMENT, dated as of January 22, 2004, by and between Union Planters Corporation ("Employer") and Jackson W. Moore ("Participant"), amends that certain Supplemental Executive Retirement Agreement, dated as of February 23, 1995, as previously amended April 17, 1997, and August 31, 1999, by and between Employer and Participant (the "SERP").

WHEREAS, Employer and Participant desire to amend the SERP as provided herein;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agrees as follows:

1.       There is hereby added to the end of Section 2.1 following sentence:

         "Notwithstanding anything to the contrary in Article II or any other provision of this Agreement, the Normal Retirement Benefit or Reduced Retirement Benefit determined under any Section of this Article II shall be subject to the limitation provided for in Section 2.10 of this Agreement."

2. There is hereby added a new Section 2.10 to the SERP to read as follows:

         "2.10 MAXIMUM SERP PRESENT VALUE UNDER ANY CIRCUMSTANCES. Notwithstanding anything to the contrary in Article II or any other provision of this Agreement, the maximum present value that may be paid to the Participant or his beneficiary under any Section of this Article II, and regardless of the circumstances that cause such payment, shall be Twenty Five Million Dollars ($25,000,000). For this purpose, (i) "maximum present value" shall mean the present value of the payment or payments to the Participant or his beneficiary, as determined under the applicable section of this Article II; (ii) the Cost of Funds Reimbursement under Section 2.9 shall not be subtracted from the maximum present value; instead, the maximum present value shall be determined after application of the Cost of Funds Reimbursement, if any, under Section 2.9, and (iii) any payments or benefits under this Agreement, other than payments under this Article II (such as payment of attorney's fees, court costs and loss of benefits under Section 5.13, payment of taxes under Section 5.14, and continuation of medical plan coverage under Article VI), shall be in addition to the maximum present value provided for in this Section 2.10."

The terms of the SERP not hereby amended shall be and remain in full force and effect and are not affected by this Amendment.

IN WITNESS WHEREOF, Participant and Employer have duly executed this Amendment as of the day and year first above written.



/s/ Jackson W. Moore
-------------------------
Jackson W. Moore
Participant



UNION PLANTERS CORPORATION

By: Bobby L. Doxey
Its: Chief Financial Officer